UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 11, 2003


                                AMERIANA BANCORP
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         INDIANA                       0-22423                   35-1782688
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                        Identification No.)


        2118 BUNDY AVENUE, NEW CASTLE, INDIANA           47263-1048
        -----------------------------------------------------------
        (Address of Principal Executive Offices)         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (765) 529-2230
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.
            ---------------------------------------

     On July 11, 2003, Ameriana Bancorp (the "Company") announced that it will set aside additional reserves of approximately $1.25 million in the Company's second quarter, which ended on June 30, 2003. The Company believes this action, which relates largely to continuing uncertainty surrounding its investment in two pools of leases during 2001, is required as a result of the recent ratings downgrade of one of the two sureties involved in the transaction, the Kemper Insurance Companies, which is now rated "D" by A.M. Best. Moreover, the Company believes that this new, lower rating is perceived as an important factor by banking industry regulators in assessing the adequacy of reserves of institutions that invested in those lease pools. The Company's action to increase reserves will reduce second quarter after-tax net income approximately $750,000 or $0.24 per share. In the second quarter of 2002, ended June 30, 2002, the Company reported net income of $600,000 or $0.19 per diluted share. The Company plans to report results for the second quarter of 2003 during the first week of August 2003.

     During 2002, the Company established reserves against the two lease pools equal to approximately 50% of the outstanding amount. By setting aside an additional $900,000 in specific reserves for the Kemper-insured lease pool, the Company has reserved approximately 65% of the Kemper-insured lease pool and approximately 58% of the combined outstanding amount of both lease pools. The Company believes that these reserve levels are consistent with the conservative posture that banking industry regulators will likely assume in this matter.

     The remaining portion of the $1.25 million second quarter charge relates to the Company's commercial loan portfolio, bringing the Company's reserves up to 1% of the outstanding amount of the commercial loan portfolio. Despite the decision to set aside these additional reserves, the Company's regulatory capital will remain well above the required levels at June 30, 2003.

     In a separate matter, the Company announced that its proposed sale of two of its Cincinnati-area branches located in Deer Park and Landen, Ohio would likely be consummated in the third quarter of 2003, subject to regulatory review and approval. As a result of the sale, the Company expects to receive a premium of $6.5 million and expects to realize a $2.7 million after-tax gain, or $0.86 per diluted share.

     For further information, reference is made to the Company's corrected and restated press release, dated July 11, 2003, which is attached hereto as Exhibit 99, and incorporated herein reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
           ------------------------------------------------------------------

     The following is a list of exhibits filed with this Current Report on Form 8-K.

         Exhibit No.                Description
         ----------                 -----------

          99                        Corrected and Restated Press Release,
                                    dated July 11, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERIANA BANCORP


Dated: July 11, 2003            By:/s/ Harry J. Bailey
                                   ---------------------------------------------
                                   Harry J. Bailey
                                   President